EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated January 22, 1998, except for note 2 as to which the date is May 8, 1998 and note 10 as to which the date is June 3, 1998, accompanying the consolidated financial statements of FLAG Financial
Corporation and subsidiaries incorporated by reference in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                          /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
Ooctober 30, 1998